EXHIBIT 99.1

FGI INDUSTRIES ANNOUNCES THIRD QUARTER 2024 RESULTS

EAST HANOVER, N.J., November 11, 2024 – FGI Industries Ltd. (Nasdaq: FGI) (“FGI” or the “Company”), a leading global supplier of kitchen and bath products, today announced results for the third quarter 2024.

THIRD QUARTER 2024 HIGHLIGHTS
(As compared to the third quarter of 2023)

▪Total revenue of $36.1 million, +20.6% y/y
▪Gross profit of $9.3 million, +18.9% y/y
▪Gross margin of 25.8%, -40 bps y/y
▪Operating loss of ($0.1) million and net loss attributable to shareholders of ($0.6) million
▪Adjusted operating income of $0.1 million
▪Adjusted net loss attributable to shareholders of ($0.1) million

MANAGEMENT COMMENTARY

Dave Bruce, President and CEO of FGI, stated, “FGI reported total revenue of $36.1 million in the quarter, representing a year-over-year increase of 20.6%. Gross profit was a record $9.3 million, reflecting growth of 18.9% compared to the prior year. The gross margin was 25.8%, a decline of 40 basis points compared to the third quarter of 2023 due, in part, to a higher mix of Sanitaryware and Bath Furniture and higher freight costs in the Bath Furniture and Covered Bridge segments. The industry outlook remains relatively flat overall with our customers forecasting minimal growth in 2024 but FGI’s strategic investments in our brands, products and channels strategy is bearing fruit driving revenue growth well above the overall market. FGI’s third quarter revenue increased significantly compared to the third quarter 2023 due to growth across all our businesses and geographies. Revenue grew 21%, 9% and 39% in the quarter for the US, Canada and Europe markets, respectively. Sanitaryware and Bath Furniture reversed year-over-year declines in the second quarter and grew 3% and 64%, respectively, in the third quarter. Shower Systems revenue increased 45% year-over-year as demand trends remained steady and sales of both existing and new products drove growth. Our Covered Bridge custom cabinet segment continues to show strong growth increasing 93% over the prior year period.” Bruce continued, “We are excited about our new product introductions and continue to invest in our brands and our future growth initiatives in our core businesses.”

Perry Lin, Chief Financial Officer of FGI, commented, “Even as total revenue increased 20.6% year-over-year, operating expenses increased 27.6% year-over-year to $9.4 million. The increase in operating expenses was due primarily to investing for future growth in our kitchen cabinet business, which includes Covered Bridge and Isla Porter, and investing in distribution for our Canada business. FGI ended the third quarter with total available liquidity of $16.3 million. We believe the best use of our capital is for internal investment and this will remain our priority in the near term.”

THIRD QUARTER 2024 RESULTS

Revenue totaled $36.1 million during the third quarter of 2024, an increase of 20.6% compared to the prior-year period due to growth across all our businesses and geographies.

•Sanitaryware revenue was $21.5 million during the third quarter of 2024, up from $20.7 million in the prior-year period.

•Bath Furniture revenue was $4.2 million during the third quarter of 2024, an increase from revenue of $2.5 million in the prior-year period. Our shift to market-aligned program pricing and design outpaced our sales expectations.

•Shower Systems revenue was $7.1 million during the third quarter of 2024, up from $4.9 million last year. Demand trends remain positive, further supported by our new customer programs.

•Other revenue, primarily from Kitchen Cabinets, was $3.3 million during the third quarter, up from $1.7 million in the prior year, driven by continued strong dealer and customer expansion across the US.

Gross profit was $9.3 million during the third quarter of 2024, an increase of 18.9% compared to last year, driven by growth in our higher margin products. Gross profit margin decreased to 25.8% during the third quarter of 2024, down 40 basis points from the prior-year period.

Operating loss was ($0.1) million during the third quarter of 2024, down from operating income of $0.5 million in the prior-year period. Operating loss during the third quarter of 2024 included non-recurring expenses of $0.1 million for business expansion expense and accruals for non-recurring IPO- related stock-based compensation. Excluding these items, adjusted operating income was 0.1 million during the third quarter. The decline in operating income and adjusted operating income from the prior year was a result of an increase in personnel costs, marketing and promotion expenses, warehouse expenses, and operating expenses tied to growth initiatives, as the Company continues to invest in its BPC growth strategy. As a result, operating margin and adjusted operating margin were (0.2%) and 0.2% during the third quarter, respectively, down from 1.6% and 2.0% in the same period last year.

The Company reported GAAP net loss attributable to shareholders of ($0.6) million, or ($0.06) per diluted share during the third quarter of 2024, versus net income of $0.4 million, or $0.04 per diluted share, in the same period last year. Net loss for the third quarter of 2024 included after-tax expenses of $0.1 million related to business expansion expense and accruals for non-recurring IPO- related stock-based compensation. Net loss for the third quarter of 2023 included after-tax expense of $0.1 million related to business expansion expense and non-recurring IPO- related compensation. Excluding these items, adjusted net loss attributable to shareholders for the third quarter of 2024 was ($0.1) million, or ($0.01) per diluted share, versus adjusted net income attributable to shareholders of $0.6 million, or $0.06 per diluted share, for the same period last year.

FINANCIAL RESOURCES AND LIQUIDITY

As of September 30, 2024, the Company had $3.0 million of cash and cash equivalents, total debt of $12.5 million and $13.3 million of availability under its credit facilities net of letters of credit. Total liquidity was $16.3 million at September 30, 2024.

FINANCIAL GUIDANCE

The Company revises its fiscal 2024 guidance as follows:

•Revised total revenue of $127-131 million, up from the previous estimate of $115-128 million.
•Revised total adjusted operating income of ($1.0) to $0.0 million, down from the previous estimate of $2.8 to $3.8 million.
•Revised total adjusted net income of ($1.0) to $0.0 million, compared to the prior estimate of $1.2 to $2.0 million.

Note that Total Adjusted Operating Income excludes certain non-recurring items and Total Adjusted Net Income excludes certain non-recurring extraordinary items and includes an adjustment for minority interest.

THIRD QUARTER CONFERENCE CALL

FGI will conduct a conference call on Tuesday, November 12 at 9:00 am Eastern Time to discuss the quarterly results.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investor.fgi-industries.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register and download and install any necessary audio software.

To participate in the live teleconference:

Toll Free:	1-844-826-3035
International Live:	1-412-317-5195

To listen to a replay of the teleconference, which will be available through November 26, 2024:

Domestic Replay:	1-844-512-2921
International Replay:	1-412-317-6671
Conference ID:	10193731

ABOUT FGI INDUSTRIES

FGI Industries Ltd. (Nasdaq: FGI) is a leading global supplier of kitchen and bath products. For over 30 years, we have built an industry-wide reputation for product innovation, quality, and excellent customer service. We are currently focused on the following product categories: sanitaryware (primarily toilets, sinks, pedestals, and toilet seats), bath furniture (vanities, mirrors and cabinets), shower systems, customer kitchen cabinetry and other accessory items. These products are sold primarily for repair and remodel activity and, to a lesser extent, new home or commercial construction. We sell our products through numerous partners, including mass retail centers, wholesale and commercial distributors, online retailers and specialty stores.

Non-GAAP Measures

In addition to the measures presented in our consolidated financial statements, we use the following non-GAAP measures to evaluate our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions. Our non-GAAP measures are: Adjusted Operating Income, Adjusted Operating Margins and Adjusted Net Income. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). They are supplemental financial measures of our performance only, and should not be considered substitutes for net income, income from operations or any other measure derived in accordance with GAAP and may not be comparable to similarly titled measures reported by other entities. We define Adjusted Operating Income as GAAP income from operations excluding the impact of certain non-recurring expenses, including non-recurring compensation expenses related to our IPO, unusual litigation and business expansion expense. We define Adjusted Net Income as GAAP net income excluding the tax-effected impact of certain non-recurring expenses and income such as unusual litigation fees and non-recurring compensation expenses related to our IPO. We define Adjusted Operating Margins as adjusted income from operations divided by revenue.

We use these non-GAAP measures, along with U.S. GAAP measures, to evaluate our business, measure our financial performance and profitability and our ability to manage expenses, after adjusting for certain one-time expenses, identify trends affecting our business and assist us in making strategic decisions. We believe these non-GAAP measures, when reviewed in conjunction with U.S. GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under U.S. GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance over time on a consistent basis. With respect to the Company’s expectations of its future performance, the Company’s reconciliations of full year 2024 Adjusted Operating Income and 2024 Adjusted Net Income are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan”, “see” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements regarding FGI’s guidance, the Company’s growth strategies, outlook and potential acquisition activity, the macroeconomic instability and its associated impact on the national and global economy and the residential repair and remodel market, the company’s planned product launches and new customer partnerships, the effect of supply chain disruptions and freight costs and estimates of customer de-stock and timing of market recoveries. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to FGI’s periodic filings with the Securities & Exchange Commission including those described as “Risk Factors” in FGI’s annual report on Form 10-K for the year ended December 31, 2023, and in quarterly reports on Form 10-Q filed thereafter. FGI does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
INVESTOR CONTACT
Jae Chung, VP Investor Relations
973-515-7190
investorrelations@fgi-industries.com

FGI INDUSTRIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of September 30, 2024	As of December 31, 2023
	USD	USD
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$3,044,662	$7,777,241
Accounts receivable, net	19,009,238	16,195,543
Inventories, net	13,785,509	9,923,852
Prepayments and other current assets	2,590,207	4,617,751
Prepayments and other receivables – related parties	13,969,963	7,600,283
Total current assets	52,399,579	46,114,670

PROPERTY AND EQUIPMENT, NET	2,957,231	1,910,491

OTHER ASSETS
Intangible assets	1,927,330	102,227
Operating lease right-of-use assets, net	13,488,342	15,203,576
Deferred tax assets, net	2,019,657	1,168,833
Other noncurrent assets	1,872,787	1,245,133
Total other assets	19,308,116	17,719,769
Total assets	$74,664,926	$65,744,930

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term loans	$12,485,497	$6,959,175
Accounts payable	20,228,128	14,524,607
Accounts payable – related parties	5,053	735,308
Income tax payable	64,750	189,119
Operating lease liabilities – current	1,785,996	1,595,998
Accrued expenses and other current liabilities	5,134,193	4,039,499
Total current liabilities	39,703,617	28,043,706

OTHER LIABILITIES
Operating lease liabilities – noncurrent	12,057,751	13,674,452
Total liabilities	51,761,368	41,718,158

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preference Shares	—	—
Ordinary shares	956	955
Additional paid-in capital	21,414,428	20,877,832
Retained earnings	3,614,763	4,413,524
Accumulated other comprehensive loss	(1,511,788)	(1,111,499)
FGI Industries Ltd. shareholders’ equity	23,518,359	24,180,812
Non-controlling interests	(614,801)	(154,040)
Total shareholders’ equity	22,903,558	24,026,772
Total liabilities and shareholders’ equity	$74,664,926	$65,744,930

FGI INDUSTRIES LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
	USD	USD	USD	USD
Revenue	$36,099,179	$29,932,612	$96,223,647	$86,284,791

Cost of revenue	26,790,957	22,103,325	69,538,640	63,242,944

Gross profit	9,308,222	7,829,287	26,685,007	23,041,847

Operating expenses
Selling and distribution	6,284,932	4,572,593	18,676,665	14,084,200
General and administrative	2,637,141	2,351,307	7,542,019	6,746,055
Research and development	451,975	423,697	1,303,445	1,152,554
Total operating expenses	9,374,048	7,347,597	27,522,129	21,982,809

(Loss) income from operations	(65,826)	481,690	(837,122)	1,059,038

Other income (expenses)
Interest income	584	1,102	5,251	6,524
Interest expense	(366,420)	(16,382)	(893,721)	(559,730)
Other income, net	951	49,598	457,481	19,357
Total other (expenses) income, net	(364,885)	34,318	(430,989)	(533,849)

(Loss) income before income taxes	(430,711)	516,008	(1,268,111)	525,189

Provision for (benefit of) income taxes
Current	518,585	225,127	857,293	539,681
Deferred	(251,048)	(52,611)	(865,882)	(143,090)
Total provision for (benefit of) income taxes	267,537	172,516	(8,589)	396,591

Net (loss) income	(698,248)	343,492	(1,259,522)	128,598
Less: net loss attributable to non-controlling shareholders	(148,111)	(66,043)	(460,761)	(66,043)
Net (loss) income attributable to FGI Industries Ltd. shareholders	(550,137)	409,535	(798,761)	194,641

Other comprehensive income (loss)
Foreign currency translation adjustment	47,269	(44,497)	(400,289)	(19,501)

Comprehensive (loss) income	(650,979)	298,995	(1,659,811)	109,097
Less: comprehensive loss attributable to non-controlling shareholders	(148,111)	(66,043)	(460,761)	(66,043)
Comprehensive (loss) income attributable to FGI Industries Ltd. shareholders	$(502,868)	$365,038	$(1,199,050)	$175,140

Weighted average number of ordinary shares
Basic	9,563,914	9,500,000	9,565,587	9,500,000
Diluted	9,563,914	9,786,522	9,565,587	9,822,847

(Loss) earnings per share
Basic	$(0.06)	$0.04	$(0.08)	$0.02
Diluted	$(0.06)	$0.04	$(0.08)	$0.02

FGI INDUSTRIES LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2024	2023
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,259,522)	$128,598
Adjustments to reconcile net (loss) income to net cash used in operating activities
Depreciation	324,683	135,256
Amortization	1,818,366	1,247,096
Share-based compensation	536,597	331,893
Provision for credit losses	79,762	31,324
Provision for defective return	489,975	(710,643)
Foreign exchange transaction loss	(225,317)	(23,875)
Deferred income tax benefit	(850,825)	(143,090)
Changes in operating assets and liabilities
Accounts receivable	(3,792,409)	(1,627,547)
Inventories	(3,861,657)	3,658,593
Prepayments and other current assets	785,879	(1,250,806)
Prepayments and other receivables – related parties	(5,960,704)	(5,360,839)
Other noncurrent assets	(627,654)	568,820
Income taxes	(124,369)	188,964
Accounts payable	5,703,521	(666,122)
Accounts payable - related parties	(730,254)	2,381,322
Operating lease liabilities	(1,443,510)	(946,208)
Accrued expenses and other current liabilities	1,094,693	70,300
Net cash used in operating activities	(8,042,745)	(1,986,964)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,374,500)	(274,971)
Purchase of intangible assets	(669,764)	(608,083)
Net cash used in investing activities	(2,044,264)	(883,054)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from (repayments of) revolving credit facility	5,526,322	(1,832,849)
Net cash provided by (used in) financing activities	5,526,322	(1,832,849)

EFFECT OF EXCHANGE RATE FLUCTUATION ON CASH	(171,892)	5,386

NET CHANGES IN CASH	(4,732,579)	(4,697,481)
CASH, BEGINNING OF PERIOD	7,777,241	10,067,428
CASH, END OF PERIOD	$3,044,662	$5,369,947

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for interest	$(881,759)	$(560,314)
Cash paid during the period for income taxes	$(961,890)	$(350,500)

NON-CASH INVESTING AND FINANCING ACTIVITIES
New addition on Right-of-use assets	$(16,807)	$(7,644,734)
Acquisition of intangible asset partially through prior period advanced payment	$(1,241,664)	$—

Non-GAAP Measures
The following table reconciles Loss (Income) from Operations to Adjusted Operating (Loss) Income and Adjusted Operating Margins, as well as (Loss) Income Before Income Taxes to Adjusted Net (Loss) Income for the periods presented.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
	USD	USD	USD	USD
(Loss) income from operations	$(65,826)	$481,690	$(837,122)	$1,059,038
Adjustments:
Non-recurring IPO-related stock-based compensation	59,719	59,719	179,157	179,156
IPO and arbitration legal fee	—	—	—	50,000
Business expansion expense	61,770	61,770	185,310	185,312
Adjusted (loss) income from operations	$55,663	$603,179	$(472,655)	$1,473,506
Revenue	$36,099,179	$29,932,612	$96,223,647	$86,284,791
Adjusted operating margins (%)	0.2	2.0	(0.5)	1.7

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
	USD	USD	USD	USD
(Loss) income before income taxes	$(430,711)	$516,008	$(1,268,111)	$525,189
Adjustments:
Non-recurring IPO-related stock-based compensation	59,719	59,719	179,157	179,156
IPO and arbitration legal fee	—	—	—	50,000
Business expansion expense	61,770	61,770	185,310	185,312
Adjusted (loss) income before income taxes	(309,222)	637,497	(903,644)	939,657
Less: income taxes at 18% rate	(55,660)	114,749	(162,656)	169,138
Less: net loss attributable to non-controlling shareholders	(148,111)	(66,043)	(460,761)	(66,043)
Adjusted net (loss) income	$(105,451)	$588,791	$(280,227)	$836,562